CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-98114, 333-02808, 333-00890, 333-103611, 333-127362, 333-177816, 333-193804 and 333-197888) of AVX Corporation of our report dated May 20, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Nashville, Tennessee

May 20, 2016